UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

CLOUDCOMMERCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

1933 Cliff Drive, Suite 1 Santa Barbara, CA	93109
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01	Entry Into a Material Definitive Agreement.

As previously reported on a Form 8-K that was filed with the Securities and Exchange Commission on August 2, 2017, on August 1, 2017, CloudCommerce, Inc. (the “Company”) entered into a Purchase Agreement with Parscale Media, LLC (“Parscale Media”) and Bradley Parscale (“Seller”), pursuant to which the Company agreed to purchase 100% of the issued and outstanding membership interests of Parscale Media.

On February 1, 2018, the Company Parscale Media and the Seller entered into an amendment (the “Amendment”) to the Purchase Agreement. Pursuant to the Amendment, the parties to the Purchase Agreement agreed that the $1,000,000 purchase price for the Membership interest would be paid by the Company’s issuing the Seller an unsecured promissory note (the “Note”) in the principal amount (the “Principal Amount”) of one million ($1,000,000) dollars.

The Note bears an interest rate of 4% per annum and the total outstanding balance of the Principal Amount and interest accrued thereon shall be due on February 28, 2019 (the “Maturity Date”). The Principal Amount and accrued and unpaid interest of the Note shall be payable to the Seller in twelve equal installments in the amount of $85,149.90 per month (the “Monthly Payment”) from February 28, 2018 until the Maturity Date. In the event that the Company fails to make the Monthly Payments as defined in the Note for a period of more than ninety (90) calendar days (the “Cure Period”), the Seller shall have the right to give notice to the Company within five (5) calendar days after the end of the Cure Period to notify the Company of such failure and require the return of all the Membership Interest sold under the Purchase Agreement, as amended, without any further consideration. In the event that the Seller requests return of the Membership Interest as provided in this Note, upon the return of such Membership Interest, (i) the Company shall have no more obligations to the Seller under the Purchase Agreement, as amended, and the Note shall be deemed cancelled and satisfied and (ii) the Seller is not and will not be obligated to return any Monthly Payments to the Company made pursuant to the Note.

The Amendment also extended the time for the Closing Date to no later than February 2, 2018.

The Closing for the purchase of the membership interests occurred on February 1, 2018 at which time Company purchased and acquired 100% of the membership interest to Parscale Media and issued Seller the Note.

Parscale Media is the in the business of hosting websites for commercial accounts. Political hosting contracts that were previously held at Parscale Media, have been moved to Parscale Strategy, another entity controlled by the Seller.

The foregoing description of the Amendment and Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and Note, which are attached as exhibits to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Promissory Note from CloudCommerce, Inc. to Bradley Parscale
10.1	Amendment to the Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLOUDCOMMERCE, INC.

Date: February 2, 2018	By:	/s/ Andrew Van Noy
Name: Andrew Van Noy
Title: Chief Executive Officer

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